Exhibit 10.1

        PRO-DEX, INC. APPOINTS MARK P. MURPHY AS CHIEF EXECUTIVE OFFICER

      BRINGS 20-PLUS YEARS OF EXPERIENCE AS A CORPORATE OFFICER TO PRO-DEX

    SANTA ANA, Calif., Aug. 17 /PRNewswire-FirstCall/ -- PRO-DEX, INC. (Nasdaq: PDEX) a developer and manufacturer of embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, which enables speed-to-market for customers who serve the medical, dental, factory automation, scientific research, aerospace and military markets, today announced that Mark P. Murphy, currently a member of the Company's board of directors and chairman of the Audit Committee, has been appointed to the position of Chief Executive Officer, effective August 31st. Upon Mr. Murphy assuming the CEO duties, the current interim CEO, Mr. Jeff Ritchey, will continue his duties as Pro-Dex's Chief Financial Officer and Secretary.

    Mr. Murphy's career includes over 20 years as a senior corporate executive, having held executive positions in sales, finance, operations, and general management. Mr. Murphy (age 47), previously served as the Chief Operating Officer and a director of Kyocera Tycom Corporation, a manufacturing company that designs and sells precision cutting instruments, where he managed the firm's 400 employees worldwide. Prior to Tycom, Mr. Murphy was Chief Operating Officer and a director of Dynamotion Corporation and was with Arthur Young & Co's consulting practice. Mr. Murphy earned a BA in Business Administration and an MBA in Finance from California State University at Fullerton. He joined the Pro-Dex board of directors in 2002.

    George Isaac, a director and member of the CEO Search Committee, commented:
"During an extensive search, we reviewed the credentials of over 60 qualified candidates from numerous sources. Although there were several candidates who were qualified for the position with individual areas of strength, the Search Committee, which excluded Mr. Murphy, concluded that Mr. Murphy was the right person for the job. His broad experience in all aspects of business, his firsthand knowledge of the issues facing the Company, his previous experience in addressing such issues, and his demonstrated competence and integrity during his tenure on the Board made him the clear choice. We consider the Company and its shareholders fortunate to have attracted Mr. Murphy to Pro-Dex."

    Mr. Murphy commented, "Having served on the Pro-Dex board for four years, I have become intimately familiar with the unique capabilities the Company possesses, and I am excited to assume a more active role in its ongoing success. The issues which impacted Pro-Dex the last six months are temporary and correctable and the systemic elimination of these issues is critical to our success going forward. Pro-Dex is uniquely positioned to assist customers get their products to market quickly, and in today's competitive environment, this capability represents a compelling value proposition. Our immediate challenge is to realign and refocus all aspects of the Company on its vision of speed-to-market, giving us the ability to consistently deliver on that value proposition. Once this platform is robustly established, we can accelerate profitability through growth in the revenue base. The business model remains sound, and I am excited to lead the team that will realize its potential."

    Pro-Dex Inc., with operations in Santa Ana, California, Beaverton, Oregon and Carson City, Nevada, specializes in bringing speed to market in the development and manufacture of technology-based solutions that incorporate embedded motion control, miniature rotary drive systems and fractional horsepower DC motors, serving the medical, dental, semi-conductor, scientific research and aerospace markets. Pro-Dex's products are found in hospitals, dental offices, medical engineering labs, scientific research facilities, commercial and military aircraft, and high tech manufacturing operations globally.

    For more information, visit the Company's website at www.pro-dex.com.

    Statements herein concerning the Company's plans, growth and strategies may include 'forward-looking statements' within the context of the federal securities laws. Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. The Company's actual results may differ materially from those suggested as a result of various factors. Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

SOURCE  Pro-Dex, Inc.
    -0-                             08/17/2006
    /CONTACT: Jeff Ritchey, CEO, CFO, & Secretary of Pro-Dex Inc., +1-714-241-4411; or Investor Relations, Matthew Hayden of Hayden
Communications, Inc., +1-858-704-5065, for Pro-Dex Inc./
    /Web site:  http://www.pro-dex.com /
    (PDEX)